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                               EXHIBIT-24



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Oxford Industries, Inc.'s previously filed Registration Statements No. 2-76870 and No. 33-7231 of (1) our report dated July 15, 1994 appearing on page 15 of the Corporation's 1994 Annual Report to Stockholders which is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended June 3, 1994, and (2) our report on schedules dated July 15, 1994 appearing on page 17 of the Corporation's Annual Report on Form 10-K for the year ended June 3, 1994.




                                  ARTHUR ANDERSEN & CO.


Atlanta, Georgia
August 26, 1994